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                                                                 EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-72086 and No. 33-86040 of The Talbots, Inc. and its subsidiaries on Form S-8 of our report dated March 25, 1997, incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended February 1, 1997.



DELOITTE & TOUCHE LLP


Boston, Massachusetts
May 1, 1997